Exhibit 99.1
POP SoCal Partners, LLC
Index
December 31, 2007 and 2006

Page(s)
Report of Independent Auditors	1

Consolidated Financial Statements

Consolidated Statements of Revenues and Certain Expenses	2

Notes to Consolidated Financial Statements	3–4

Report of Independent Auditors
To the Board of Directors and Stockholders of
Pacific Office Properties Trust, Inc.
We have audited the accompanying consolidated statements of revenues and certain expenses of POP SoCal Partners, LLC for the years ended December 31, 2007 and 2006. These consolidated statements of revenues and certain expenses are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statements of revenues and certain expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated statements of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated statements of revenues and certain expenses. We believe that our audits provide a reasonable basis for our opinion.
The accompanying consolidated statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of Pacific Office Properties Trust, Inc.) as described in Note 1 and are not intended to be a complete presentation of the properties’ consolidated revenues and expenses.
In our opinion, the consolidated statements of revenues and certain expenses referred to above present fairly, in all material respects, the consolidated revenues and certain expenses described in Note 1 of POP SoCal Partners, LLC for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
October 1, 2008

POP SoCal Partners, LLC
Consolidated Statements of Revenues and Certain Expenses
Years Ended December 31, 2007 and 2006, and the
Six Months Ended June 30, 2008 (Unaudited)

	Year Ended	Year Ended	Six Months
	December 31,	December 31,	Ended June 30,
	2006	2007	2008
			(Unaudited)
Revenues
Rental property	$12,034,558	$13,138,410	$7,137,570
Tenant reimbursements	1,433,264	2,030,787	970,074
Other	86,746	366,634	126,251

Total revenues	13,554,568	15,535,831	8,233,895

Expenses
Operating expenses	2,930,923	2,934,648	1,098,923
Real estate taxes and insurance	2,177,299	2,471,817	1,217,786

Total expenses	5,108,222	5,406,465	2,316,709

Revenues in excess of certain expenses	$8,446,346	$10,129,366	$5,917,186

The accompanying notes are an integral part of these consolidated financial statements.

POP SoCal Partners, LLC
Consolidated Statements of Revenues and Certain Expenses
Years Ended December 31, 2007 and 2006, and the
Six Months Ended June 30, 2008 (Unaudited)
1.	Background and Basis of Presentation

In August 2008, Pacific Office Properties, LP, in which Pacific Office Properties Trust, Inc. (the “Company”) has a 17.49% ownership interest, acquired a 10% interest in POP SoCal Partners, LLC (“SoCal II”), which owns a portfolio of 15 office and flex buildings situated on seven properties in Southern California, from a related party. In December 2006, the related party acquired the portfolio of properties from an unrelated party. The accompanying consolidated statements of revenues and certain expenses (the “Consolidated Statements”) present the results of operations of SoCal II for the years ended December 31, 2007 and 2006. The Consolidated Statements have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission, Regulation S-X, Rule 3-14, and for inclusion in this Current Report on Form 8-K of the Company. The Consolidated Statements are not intended to be a complete presentation of the revenues and expenses of SoCal II as certain expenses, primarily depreciation and amortization, interest, property management fees and other costs not directly related to the future operations of the properties, have been excluded.

2.	Summary of Significant Accounting Policies

Basis of Consolidation

The Consolidated Statements include the consolidation of SoCal II and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Revenue Recognition

All tenant leases are classified as operating leases. For all leases with scheduled rent increases or other adjustments, rental income is recognized on a straight-line basis over the terms of the related leases. Where the Company has determined that collectibility is reasonably assured, reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue in the period the applicable costs are incurred.

Lease termination fees are recognized when the related leases are canceled and there is no continuing obligation to provide services to such former tenants.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the properties and include maintenance, utilities, and repair costs that are expected to continue in the ongoing operations of the property. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of the Consolidated Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

POP SoCal Partners, LLC
Consolidated Statements of Revenues and Certain Expenses
Years Ended December 31, 2007 and 2006, and the
Six Months Ended June 30, 2008 (Unaudited)
3.	Rental Income

SoCal II, as lessor, receives income from the properties with remaining noncancelable lease terms ranging from approximately 3 to 118 months. Minimum future rental income under operating leases in effect as of December 31, 2007 is as follows:

Years ending December 31,
2008	$12,109,015
2009	10,617,325
2010	9,557,510
2011	8,343,332
2012	7,634,201
Thereafter	20,825,853

$69,087,236

4.	Tenant Concentrations

One tenant accounted for more than 10% of the properties’ total rental revenue for the year ended December 31, 2007. No tenants accounted for more than 10% of the properties’ total rental revenue for the year ended December 31, 2006.

5.	Interim Unaudited Consolidated Statement of Revenues and Certain Expenses

The accompanying interim consolidated statement of revenues and certain expenses for the six months ended June 30, 2008 is unaudited. However, in the opinion of the Company, the interim statement includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The results for the period presented are not necessarily indicative of the results for the full year.

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